MASTER PROGRAMMING LICENSE AGREEMENT

                                    BETWEEN

                 ACTV, INC. AND LIBERTY/FOX U.S. SPORTS, L.L.C.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
1.    Selection of Affiliated RSNs .....................................      2
2.    Terms of Enhancement License .....................................      2
3.    Term .............................................................      5
4.    Programming ......................................................      5
      (a)  RSN Programming .............................................      5
      (b)  Licensor's Programming Commitment ...........................      5
      (c)  Programming Notification ....................................      7
5.    ACTV's Commitment ................................................      8
6.    Payment ..........................................................     10
      (a) License Fees .................................................     10
      (b) Payment Dates ................................................     10
7.    Receipt and Transmission of Signal ...............................     11
8.    Advertising ......................................................     12
9.    Termination by Licensor ..........................................     12
10.   Termination by ACTV ..............................................     14
11.   Non-Agency .......................................................     16
12.   Representations of Liberty .......................................     16
13.   Representations of Licensors .....................................     17
14.   Representations of ACTV ..........................................     18
15.   Indemnification ..................................................     19
16.   Records of ACTV ..................................................     20
17.   Notices ..........................................................     22
18.   Preemptions ......................................................     23
19.   Regulations ......................................................     23
20.   Reservations .....................................................     24
21.   Taxes ............................................................     25
22.   Assignment .......................................................     25
23.   Amendments and Waivers ...........................................     26
24.   Logos ............................................................     26
25.   Force Majeure ....................................................     27
26.   No Personal Liability ............................................     27
27.   Governing Law and Interpretation .................................     28
28.   Confidentiality ..................................................     29
29.   League Mandated Provisions .......................................     30
30.   Entire Agreement .................................................     30


EXHIBITS

Form of Enhancement License Agreement ............................... Exhibit A
Definitions ......................................................... Exhibit B

                      MASTER PROGRAMMING LICENSE AGREEMENT


                           THIS MASTER PROGRAMMING LICENSE AGREEMENT (this
"Master Agreement") is made effective as of , 1996 by and between Liberty/Fox U.S. Sports, L.L.C., a limited liability company formed under the laws of the State of Delaware, ("Liberty"), and ACTV, INC., a corporation formed under the laws of the State of Delaware ("ACTV").

                                    RECITALS

                  A. Liberty owns and/or has significant ownership interests in several regional sports television networks (the "Affiliated RSNs") which produce and/or distribute primarily sports-related television programs primarily delivered to the viewing public by nonbroadcast video distributors;

                  B. ACTV is in the business of Enhancing television programming through the use of patented programming technology by creating viewer-selectable alternative video, audio and graphics streams which are integrated into existing television programming and desires to obtain a limited non-exclusive license from certain of Liberty's Affiliated RSNs to Enhance and Distribute certain of the RSN Programming, all on the terms and conditions set forth hereinafter;

                  C. ACTV intends to request such licenses from certain of such Affiliated RSNs in connection with its initial commercial launch, and the parties wish to agree upon a framework for such initial licenses and for additional licenses from other Affiliated RSNs commencing at such times as may be agreed upon by the parties.

                  NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements herein set forth, Liberty and ACTV hereby covenant and agree as follows:

                  1.       Selection of Affiliated RSNs.

                           The parties to this Master Agreement agree to consult
and confer from time to time regarding the selection of the Affiliated RSNs' Basic Regional Services to serve as the basis for packages of Enhanced Programming ("Enhanced Regional Packages") to be produced and distributed by ACTV in accordance with this Master Agreement. At such time as ACTV determines it would like to produce and distribute an Enhanced Regional Package based on an Affiliated RSN's Basic Regional Service, it shall notify such Affiliated RSN that it wishes to negotiate an Enhancement License pursuant to this Master Agreement, and if ACTV and such Affiliated RSN are able to reach agreement as to the Territory, License Fees, Programming Commitment, Enhancement Commitment and License Term (all as hereinafter defined) and any other necessary terms of such Enhancement License, then ACTV and such Affiliated RSN (hereinafter, the "Licensor") shall execute an Enhancement License Agreement in substantially the form attached hereto as Exhibit A, incorporating by reference the terms of the Enhancement License specified in this Master Agreement and specifying the other elements of such Enhancement License agreed upon by such parties.

                  2.       Terms of Enhancement License.

                           Each Enhancement License between a Licensor and ACTV
shall grant to ACTV a limited, non-exclusive license to Enhance such of the Licensor's RSN Programs as are permitted to be Enhanced under the applicable agreements between such Licensor (or ACTV) and the appropriate team, league, conference, association or other entity from which Licensor has obtained the right to telecast the RSN Program in question (the "Rights Source") and to distribute the Enhanced Regional Package which is based on such Licensor's Basic Regional Service in accordance with and subject to the terms specified herein and in the Enhancement License Agreement. By its execution of each Enhancement License Agreement, ACTV agrees to use its best efforts to Distribute the Enhanced Regional Package in question as widely as possible during the License Term of the relevant Enhancement License and to offer to distribute the Enhanced Regional Package to all of the Licensor's Basic Regional Service Distributors in a nondiscriminatory manner. As used herein, the term "Enhance" shall mean creating Enhanced Programming which is based on the Licensor's RSN Programming and Enhanced Advertising through the use of ACTV's patented proprietary programming technology by creating viewer-selectable alternative video, audio and graphics streams which are integrated into the RSN Program being Enhanced. The license granted to ACTV to Enhance and Distribute the Licensor's RSN Programming shall be subject to an applicable limitations or prohibitions under any Rights Restrictions and any reasonable restrictions requested by Licensor. The Enhanced Regional Package must be distributed over a separate channel or channels from the Basic Regional Service, and ACTV shall have no right to affect or interfere with the Basic Regional Service or its delivery to the Licensor's Basic Regional Service Customers (other than to offer to such Basic Regional Service Customers the option of viewing the Enhanced version of an individual RSN Program) in any manner whatsoever, with or without the concurrence of any Basic Regional Service Distributor of the Licensor's Basic Regional Service. Each Basic Regional Service Customer receiving the Enhanced Regional Package must at all times be able to choose, as one of the alternative video streams constituting the Enhanced Program, the original version of the RSN Program on which such Enhanced Program is based. As used herein, the term "Distribute" shall mean the granting of licenses to the Licensor's Basic Regional Service Distributors to exhibit and Distribute the Enhanced Regional Package for viewing by Basic Regional Service Customers of the Licensor within the Territory in accordance with the terms specified in this Master Agreement and the Enhancement License Agreement. Any Distribution shall be limited to the Licensor's Basic Regional Service Distributors and shall be further limited to distribution via the same television distribution facilities (but on a separate channel or channels) over which each Basic Regional Service Distributor distributes such Licensor's Basic Regional Service under authorization from the Licensor. All such Distribution licenses by ACTV shall by their terms be limited to Distribution of the Enhanced Regional Package and the individual Enhanced Programs within the same Territory within which, during the same term during which, at the same time as (i.e., simultaneously), over the same distribution facilities over which and to the same Basic Regional Service Customers to whom the Basic Regional Service Distributor licensed by the Licensor distributes the corresponding Basic Regional Service and corresponding individual RSN Programs under authority from the Licensor. ACTV shall not Distribute or otherwise make available any RSN Program or any Enhanced Program which is based on any RSN Program to any Basic Regional Service Distributor or Basic Regional Service Customer or any other party at any time when such Basic Regional Service Distributor, Basic Regional Service Customer or other party is not authorized to receive or distribute, as the case may be, such RSN Program. For purposes of this Master Agreement, the "Basic Regional Services" of a Licensor shall mean, as to each portion of the territory throughout which such Licensor makes available for distribution by nonbroadcast programming distributors a required uniform programming lineup, (collectively the "Territory"), that mix of programming made available to its Basic Regional Service Distributors. The Licensor's

"Basic Regional Service Customers" shall mean those viewers of the Basic Regional Service who receive the Basic Regional Service under authority from the Licensor.

                  3.       Term.

                           The term of this Master Agreement (the "Term") shall
commence on the date of execution hereof and shall continue until June 30, 2003, unless earlier terminated as set forth herein.

                  4.       Programming.

                           (a)      RSN Programming.

                                    "RSN Program(s)" and "RSN Programming" shall
                  mean the television program(s) and programming provided to Licensor's Basic Regional Service Distributors by Licensor as a part of its Basic Regional for distribution by such Basic Regional Service Distributors in the respective portions of the Territory.

                           (b)      Licensor's Programming Commitment.

                                    Each Licensor and ACTV shall specify in the
                  respective Enhancement License Agreement the minimum required programming (the Licensor's "Programming Commitment") which such Licensor shall commit to make available as part of the RSN Programming which may be Enhanced by ACTV during each Year or other period of the License Term, in those areas where the Enhancement and Distribution of such programming is not restricted, preempted, prohibited or otherwise not allowed under any applicable Rights Restrictions and the adjustment to the License Fee if such Licensor fails to make available for Enhancement any element or elements of its Programming Commitment. Unless otherwise provided in the Enhancement License Agreement, any such period for which the Programming Commitment for the designated item or class of programming is specified and shall be applied retroactively to the License Fees due for each Year or other specified period, with any excess License Fees paid by ACTV on account of such adjustment to be refunded within 30 days after the end of such Year or other period. A Licensor shall not be required to incur any rights fees or other costs which are specifically required to secure the right to authorize the Enhancement of any RSN Programming. However, a Licensor and ACTV may agree that such Licensor should incur such costs and be reimbursed out of the Enhanced Advertising Revenue generated with respect to the Enhanced Regional Package which is based on such Licensor's Basic Regional Service in accordance with the provisions of Section 8 of this Master Agreement. Notwithstanding anything in this Master Agreement to the contrary, Licensor's Programming Commitment shall be adjusted appropriately in the case of any Year which is less than twelve (12) calendar months. No Licensor shall have any obligation to acquire the right to authorize the Enhancement of any RSN Programming or the Distribution of any resulting Enhanced

                  Programming if ACTV does not agree to allow the Licensor to be reimbursed for such costs out of the net incremental revenues from Enhanced Advertising in accordance with the provisions of Section 8 of this Master Agreement, in which case there shall be no adjustment to the License Fees on account of such Licensor's failure to meet its Programming Commitment with respect to the affected RSN Programming. If a Licensor determines that it does not wish to incur such costs, it shall have no obligation to do so, but if the affected RSN Programming was part of the Licensor's Programming Commitment, ACTV shall be entitled to any adjustment to the License Fees specified in the Enhancement License Agreement for such Licensor's failure to meet its Programming Commitment on account of the affected RSN Programming not being available for Enhancement by ACTV for inclusion in the Enhanced Regional Package.

                           (c)      Programming Notification.

                                    Each Licensor shall use its best reasonable
                  efforts to provide ACTV with a schedule of each calendar month's RSN Programming at least sixty (60) days prior to each such calendar month, or as soon as reasonably practicable after the Licensor's scheduling of each of the RSN Programs to be included therein. Each Licensor shall use its best reasonable efforts to notify ACTV of any changes, additions or deletions in or to the schedule as promptly as practicable (such notice to ACTV to be transmitted by telephone or telecopy if transmitted subsequent to the 10th business day of the calendar month preceding the respective RSN Program); and a Licensor shall incur no additional liability or obligation by reason of any such change, addition, deletion or failure to notify ACTV thereof if such Licensor has used its best reasonable efforts to so notify ACTV.

                  5.       ACTV's Commitments.

                           (a)      The option to view an Enhanced version of
any RSN Program which ACTV has Enhanced shall be presented to all Basic Regional Service Customers who subscribe to receive the Enhanced Regional Package in question by means of a special indicator which appears as an unobtrusive graphic superimposed on the image of the Basic Regional Service as displayed on the Basic Regional Service Customer's television screen. The option shall be exercisable by the Basic Regional Service Customer by pressing a button on the ACTV remote which will cause the viewer's receiver to shift automatically to the channel receiving the Enhanced Regional Package. At the conclusion of any Enhanced Program which is based on one of Licensor's RSN Programs, the viewer's television receiver shall be automatically returned to the channel carrying the Licensor's Basic Regional Service.

                           (b)      ACTV (commencing promptly after the date
hereof) shall use its and shall require its distributors to use their best reasonable efforts to publicize, promote and market the Enhanced Regional Package to such distributor's subscribers and to the general public within the Territory. ACTV shall not, without the Licensor's prior consent, authorize or cause any RSN Programming or any portion thereof made available to it hereunder or any Enhanced Programming which is based thereon to be taped, recorded, duplicated, telecast, exhibited or otherwise distributed or used for any purpose other than for the production of the Enhanced Programming and its Distribution by ACTV in accordance with the relevant Enhancement License Agreement and this Master Agreement except for up to three (3) minutes of any RSN Program utilized by ACTV for the purpose of promoting the Enhanced Regional Package to the extent not restricted under any applicable Rights Restrictions.

                           (c)      ACTV hereby covenants and agrees that,
unless ACTV and Licensor agree otherwise in the Enhancement License Agreement, ACTV will Enhance and include in the Enhanced Regional Package each of Licensor's RSN Programs which is a professional event. ACTV and Licensor may agree in the Enhancement License Agreement to specify additional RSN Programming that ACTV will be required to Enhance and include in the Enhanced Regional Package or to specify RSN Programs which are professional events that ACTV will not be required to Enhance and include in the Enhanced Regional Package.

                           (d)      ACTV hereby covenants and warrants that it
shall not exhibit, distribute or Enhance for distribution anywhere within the Territory any sport programming other than the Licensor's RSN Programming if such programming either (i) involves a team based within, or event taking place within, the Territory unless such programming is distributed by ACTV only to persons who are authorized to receive such programming in an unenhanced form as part of a nationally distributed broadcast, telecast or cablecast or (ii) is based on programming distributed within any portion of the Territory other than as part of a nationally distributed broadcast, telecast or cablecast.

                  6.       Payment.

                           (a)      License Fees.

                                    As consideration for each Enhancement
License granted under an Enhancement License Agreement, ACTV shall pay the Licensor for each month during the License Term, commencing with the month during which the first Enhanced Program is Distributed by ACTV, the amount specified in the Enhancement License Agreement (the "License Fee") based on the Number of Subscribers for such month.

                           (b)      Payment Dates.

                                    Each payment required to be made by ACTV to
a Licensor for any month pursuant to Section 6(a) hereinabove shall be paid by ACTV to such Licensor on or before the last day of the immediately following month; except that in the event of termination of any Enhancement License Agreement, payment shall be made on or before the last day of the first complete calendar month occurring after the termination of the Enhancement License. ACTV shall have no right to make any deduction from or offset against any amounts due under this Master

Agreement or any Enhancement License Agreement for any reason. In the event that ACTV does not make any payment due under any Enhancement License Agreement within fifteen (15) days following the due date of such payment, then ACTV shall be liable to the appropriate Licensor for and pay interest charges on such delinquent amount(s) at the rate of 1.5% per month compounded monthly or the maximum rate of interest permitted by law, whichever is less, commencing with the due date and ending upon payment of such delinquent amount and accrued interest.

                  7.       Receipt and Transmission of Signal.

                           ACTV shall arrange for the broadcast quality
transmission, at ACTV's cost, of each Licensor's Basic Regional Service by means of a digital land line connection provided by a commercial carrier from such Licensor's master control facilities (or such other location as may be specified in the Enhancement License Agreement) to ACTV's designated production facility. Each Licensor will cooperate in the installation of any such land line connection and shall insure that the Basic Regional Service is delivered to the appropriate connection throughout the License Term. ACTV, at its own expense, shall pay for all incremental production costs as they relate to the Enhancement of the RSN Programming in order to create the Enhanced Regional Package and the creation of Enhanced Advertising, and ACTV shall cause the Basic Regional Service to be received and the Enhanced Regional Package to be Distributed in accordance with all applicable local, state and federal laws. Each Licensor and ACTV shall each use their respective best reasonable efforts to maintain at all times a level of signal transmission quality comparable to the current level of quality of the Affiliated RSN's signal transmissions to their Basic Regional Service Distributors.

                  8.       Advertising.

                           With the written permission of the appropriate
Licensor and the affected
advertiser, ACTV shall have the right, at its sole cost and expense, in any Enhanced Program, to Enhance any commercial advertisement (or substitute an alternative Enhanced Advertisement in the place of any commercial advertisement) included in the RSN Program on which such Enhanced Program was based. ACTV shall pay to each Licensor out of the gross revenue net of agency commissions derived from such Enhancement (the "Enhanced Advertising Revenue") any amounts which ACTV and such Licensor have agreed should be paid by such Licensor to secure the right to Enhance any of its RSN Programming. ACTV also shall pay to such Licensor one-half (1/2) and shall retain for its own account the other one-half (1/2) of the Enhanced Advertising Revenue generated with respect to the Enhanced Regional Package which is based on such Licensor's Basic Regional Service (net of any amounts paid to such Licensor pursuant to the immediately preceding sentence to reimburse it for agreed upon costs of securing the right to Enhance any of its RSN Programming). Any such Enhancement or substitute Enhanced Advertising shall be limited to running entirely within the same time slot as the original unenhanced version of such advertisement. ACTV shall work with each Licensor's advertising sales department to jointly market Enhanced Advertisements to such Licensor's advertising clients. ACTV and each Licensor shall work together in order to maximize the revenue potential of Enhanced Advertising.

                  9.       Termination by Licensor.

                           The rights (including the Enhancement License)
granted by a Licensor under an Enhancement License Agreement and this Master Agreement may, at such Licensor's option, upon written notice to ACTV, be terminated by such Licensor at any time after any of the following occurrences:

                           (a) An assignment by ACTV for the benefit of creditors, a filing by

         ACTV of a voluntary petition in bankruptcy, a filing of a petition against or an adjudication of ACTV under any bankruptcy or insolvency law not discharged within 45 days, or an appointment of a receiver for all or any portion of ACTV's property not discharged within 30 days;

                           (b) Any breach by ACTV of any payment or other monetary covenant or obligation hereunder, which breach is not cured within 15 days after ACTV's receipt of written notice thereof from the Licensor;

                           (c) Any intentional breach by ACTV of any covenant or obligation hereunder to refrain from exhibiting or distributing any specified programming or advertising in any particular locale; or

                           (d) Any breach by ACTV of any material
         representation, warranty, covenant or obligation hereunder or under the Enhancement License Agreement with such Licensor (other than any covenant or obligation referred to in Sections 9(b) or 9(c) which is not cured within 30 days after written notice thereof to ACTV; provided that if ACTV is unable to cure such breach because of the nature of such breach, the Licensor may not terminate such Enhancement License Agreement if (i) within 30 days after such notice to ACTV, ACTV has taken reasonable steps to prevent a recurrence of such breach and such breach does not give rise to continuing damages to such Licensor, or
         (ii) such breach is caused by any reason beyond ACTV's reasonable control.

                           Nothing in this Section 9 shall be deemed to limit
any cause of action or recourse (except as herein otherwise expressly provided with respect to the termination hereof) which Liberty or any Licensor may have against ACTV, whether in common law, in equity, by statute or otherwise, for any breach by ACTV of any warranty, covenant or obligation of ACTV hereunder or under any Enhancement License Agreement or any misrepresentation by ACTV hereunder or under any Enhancement License Agreement.

                  10.      Termination by ACTV.

                           Any Enhancement License Agreement may, at ACTV's
option, upon written notice to the Licensor, be terminated by ACTV at any time after any one of the following occurrences:

                           (a) An assignment by such Licensor for the benefit of creditors, a filing by such Licensor of a voluntary petition in bankruptcy, a filing of a petition against or an adjudication of such Licensor under any bankruptcy or insolvency law not discharged within 45 days, or an appointment of a receiver for all or any portion of such Licensor's property not discharged within 30 days; or

                           (b) Any breach by such Licensor of any material representation, warranty, covenant or obligation which is not cured within 30 days after written notice thereof to such Licensor; provided that if such Licensor is unable to cure such breach because of the nature of such breach, ACTV may not terminate such Enhancement License Agreement if: (i) within 30 days after such notice to such Licensor, such Licensor has taken reasonable steps to prevent a recurrence of such breach and such breach does not give rise to continuing damages to ACTV, or (ii) such breach is caused by any reason beyond such Licensor's reasonable control.

                           Nothing in this Section 10 shall be deemed to limit
any cause of action or recourse (except as herein otherwise expressly provided with respect to the termination hereof) which ACTV may have against Liberty or any Licensor, whether in common law, in equity, by statute or otherwise, for any breach of any warranty, covenant or obligation of Liberty hereunder or of a Licensor under an Enhancement License Agreement or hereunder or any misrepresentation by Liberty hereunder or by a Licensor under an Enhancement License Agreement, provided that neither Liberty nor any Licensor shall have any liability for any consequential damages, Liberty shall have no liability for any breach or misrepresentation by any Licensor and no Licensor shall have any liability for any breach or misrepresentation by Liberty or any other Licensor.

                           Notwithstanding the above, the above right of
termination and the adjustment to the License Fees specified in the applicable Enhancement License Agreement shall be ACTV's sole rights of recourse against a Licensor if, during any Year or other specified period of the applicable License Term such Licensor fails to provide the RSN Programming required pursuant to such Licensor's Programming Commitment, provided such Licensor has made available to ACTV for Enhancement and Distribution all of such Licensor's RSN Programming, limited only by applicable Rights Restrictions. Neither Liberty nor any Licensor shall have any further obligation or liability to ACTV as a result of such failure or termination. In the event of any such failure, then at any time during the 60-day period immediately following such Year or other specified period for which such failure shall have occurred, ACTV may terminate such Enhancement License Agreement upon notice to such Licensor, and such Enhancement License Agreement shall terminate 60 days after the date of such notice.

                  11.      Non-Agency.

                           No general partner, limited partner, shareholder,
member, director, officer, employee, agent, servant or independent contractor of any party to this Master Agreement or any

Enhancement License or its subsidiaries or affiliates shall at any time be deemed by reason of anything contained in this Master Agreement or any Enhancement License Agreement (or the performance thereof) to be an employee, servant or agent of any other such party for any purpose whatsoever, and such party shall use its best reasonable efforts to prevent any such misrepresentation. This Master Agreement and the Enhancement License Agreements are not intended, nor shall they be deemed, to create a partnership or joint venture by or between or among ACTV and Liberty and/or any Licensor.

                  12.      Representations of Liberty.

                           Liberty represents and warrants as follows:

                           (a) It is a limited liability company formed under the laws of the State of Delaware and is empowered to grant the rights and privileges granted hereunder, and this Master Agreement has been duly executed by it and constitutes a valid and enforceable obligation of it; and

                           (b) It has not made nor will it make any contractual or other commitments which will or may prevent, impair or hinder its full performance of this Master Agreement.

                  13.      Representations of Licensors.

                           By its execution of an Enhancement License Agreement
pursuant to this Master Agreement, each Licensor shall be deemed to have represented and warranted as follows:

                           (a) It is a corporation or other entity (as indicated on the Enhancement License Agreement) duly formed under the laws of the state of its formation indicated on the Enhancement License Agreement and is empowered to grant the rights, Enhancement

         License and privileges granted by it under the Enhancement License Agreement and this Master Agreement, and the Enhancement License Agreement has been duly executed by it and constitutes a valid and enforceable obligation of it;

                           (b) Except for applicable Rights Restrictions and, to the extent disclosed to ACTV prior to the execution of the Enhancement License Agreement, other preexisting contractual restrictions, such Licensor has not made nor will it make any contractual or other commitments which will or may prevent, impair or hinder its full performance of its obligations under the Enhancement License Agreement and this Master Agreement.

                           (c) The RSN Programming furnished to ACTV by it under the Enhancement License will not violate the right of privacy or publicity of or constitute a libel or slander against or violate or infringe upon any trademark, trade name, patent, copyright or any literary, artistic, dramatic, music or other right of any person, corporation, partnership, trust, association or other entity (each individually a "Person").

                           By its execution of an Enhancement License Agreement
pursuant to this Master Agreement, each Licensor shall be deemed to have further represented and warranted that each of the foregoing representations and warranties set forth in this Section 13 shall be true and correct in all respects on and as of each and every date during and throughout the License Term as though made on and as of such date(s).

                  14.      Representations of ACTV.

                           ACTV represents and warrants that:

                           (a) It is a corporation duly incorporated, validly existing and in good standing in the State of Delaware; it is empowered to enter into and perform this Master Agreement and any Enhancement License Agreements it may enter into; it will not provide and will not authorize any other person, entity or organization to provide the Enhanced Regional Package or any Enhanced Programming to any Person at any point outside the Territory or to anyone other than a Basic Regional Service Customer or other than in accordance with the Enhancement License without written authorization by Licensor; and this Master Agreement has been, and any Enhancement License Agreements it may enter into will have been, duly executed by ACTV, and this Master Agreement constitutes (and any such Enhancement License Agreement will constitute) a valid and enforceable obligation of it;

                           (b) It has not made nor will it make any contractual or other commitment which will or may prevent, impair or hinder its full performance of this Master Agreement or any Enhancement License Agreement it may enter into;

                           (c) It will not provide the Enhanced Regional Package in any fashion to any Person without a charge or fee therefor to such Person, except to those Persons to whom it is standard in the industry to provide such service without a charge or fee (i.e., ACTV employees), or to those Persons that ACTV deems appropriate in order to promote the Enhanced Regional Package.

                           (d) All Enhanced Programming and Enhanced Advertising Distributed by it will be Distributed in accordance with the terms of this Master Agreement and the Enhancement License;

                           (e) Any programming (including, without limitation, any Enhanced

         Advertising) provided and/or inserted in any Enhanced Regional Package by ACTV or any of its sublicensees, the Enhancement of any RSN Programming and the Distribution of each Enhanced Regional Package will not violate the right of privacy or publicity of or constitute a libel or slander against or violate or infringe upon any trademark, trade name, patent, copyright or any literary, artistic, dramatic, music or other right of any Person (including, without limitation, any Rights Restriction).

                           ACTV further represents and warrants that each of the
foregoing representations and warranties set forth in this Section 14 shall be true and correct in all respects on and as of each and every date during and throughout the Term of this Master Agreement and any License Term as though made on and as of such date(s).

                  15.      Indemnification.

                           Each Licensor shall indemnify ACTV against and hold
it harmless from any claim, liability, loss or damage caused by or arising out of the exhibition in accordance with the terms of this Master Agreement and the applicable Enhancement License Agreement of any RSN Programming furnished to ACTV by such Licensor pursuant to the applicable Enhancement License Agreement and this Master Agreement which claim, liability, loss or damage is based on the content of such RSN Programming as supplied by such Licensor. ACTV shall indemnify Liberty and each Licensor against and hold them harmless from any claim, liability, loss or damage caused by or arising out of the Enhancement of any RSN Programming or any Distribution or other distribution or exhibition of an Enhanced Regional Package or any programming (including, without limitation, any Enhanced Advertising) provided or inserted in the Enhanced Regional Package by ACTV or any of its sublicensees. Termination of this Master Agreement or any

Enhancement License shall not affect any continuing obligation of any of such parties as an indemnitor hereunder. Upon written request of an indemnitee, the indemnitor shall assume the defense of any claim, demand or action against such indemnitee and will, upon request by the indemnitee, allow the indemnitee to participate in the defense thereof Settlement by the indemnitee without the indemnitor's prior written consent shall release the indemnitor from the indemnity as to the claim, demand or action so settled.

                  16.      Records of ACTV.

                           ACTV shall furnish to each Licensor, together with
its monthly payment to such Licensor, a statement certified by its Chief Executive Officer or Chief Financial Officer which provides the calculation which determined the payment to be made by ACTV to such Licensor for said month, in addition to the number of ACTV's Subscribers to the Enhanced Regional Package in question and all other parameters upon which such calculation was based and a separate certified statement that all RSN Programming, including all advertising, on which any Enhanced Programming included in the Enhanced Regional Package by ACTV was based has been Distributed by ACTV in accordance with the terms of the applicable Enhancement License Agreement and this Master Agreement.

                  ACTV shall keep, maintain and preserve complete and accurate records and accounts, including all invoices, correspondence, ledgers, and financial and other records pertaining to each Enhancement License Agreement including, for each month, the "Number of Subscribers" as such term is defined in Exhibit B. ACTV agrees that such records and accounts shall be available for inspection, audit and copying at any time or times during and for a period of one year after the end of the calendar year during which such record or account was made, during reasonable business hours, by Licensor or its representatives.

                  Each Licensor shall maintain and preserve the confidentiality of all of ACTV's records and accounts (and any and all copies thereof made by such Licensor or its representatives) and shall use such records and accounts (and copies thereof solely for purposes of monitoring and enforcing ACTV's performance of the applicable Enhancement License Agreement; provided that nothing herein shall be deemed to waive or restrict any right which any Licensor may at any time have to use any of such records, accounts and/or copies in any legal proceeding relating to the applicable Enhancement License Agreement. The exercise by a Licensor, in whole or in part, at any time or times of the right to audit and copy records and accounts or of any right granted herein or in any applicable Enhancement License Agreement, or the acceptance by a Licensor of any statement or payment tendered by or on behalf of ACTV, shall be without prejudice to any rights or remedies of such Licensor and shall not preclude such Licensor from thereafter disputing the accuracy or acceptability of any such statement or payment.

                  17.      Notices.

                           All notices, requests, demands, directions and other
communications provided for hereunder or under any applicable Enhancement License Agreement shall (except as otherwise provided in Section 4(c) hereinabove) be in writing and shall be deemed duly given on the earlier of actual receipt by the parties specified below or 5 days after being mailed (by registered or certified mail, postage prepaid) addressed as specified in the applicable Enhancement License Agreement, with copies as follows:


                  If to Licensor:            Mr. Robert L. Thompson
                                             Fox Sports Net
                                             44 Cook Street, Suite 600

                                             Denver, Colorado 80206

                  and                        Julian K. Quattlebaum, 111, Esq.
                                             Fox Sports West
                                             10000 Santa Monica Boulevard
                                             Suite 200
                                             Los Angeles, California 90067

                  If to ACTV:                President
                                             ACTV, Inc.
                                             1270 Avenue of the Americas
                                             Rockefeller Center, Suite 2401
                                             New York, New York 10020

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party in the manner set forth in this Section 17.

                  18.      Preemptions.

                           ACTV expressly acknowledges and agrees that ACTV will
not be permitted to Enhance and Distribute and no Licensor shall be obligated to provide to ACTV for Enhancement or inclusion in an Enhanced Regional Package any RSN Program of which Licensor's telecast, ACTV's Enhancement or ACTV's Distribution of an Enhanced version is otherwise restricted, preempted, prohibited or otherwise not allowed in any part of the relevant Territory pursuant to the applicable rules or regulations of and/or applicable agreements with any Rights Source ("Rights Restrictions"), and the provision, Enhancement, Distribution and exhibition of the Enhanced Programming and the Enhanced Regional Packages shall be subject to and limited by all such Rights Restrictions, provided that, in the case of any Rights Restriction contained in an agreement to which a Licensor is a party, such agreement shall have been entered into by such Licensor in good faith. In the case of any such restriction, preemption or prohibition, ACTV's Enhancement Commitment shall be inapplicable to any RSN Programs which are so restricted, preempted or prohibited.

                  19.      Regulations.

                           The obligations of ACTV and each Licensor under the
Enhancement License Agreements and this Master Agreement are subject to all applicable Federal, State and local laws, rules and regulations (including, without limitations the Communications Act of 1934, as amended, and the rules and regulations of the Federal Communications Commission, and/or of any other governmental body or agency).

                  20.      Reservations.

                           Except as expressly provided herein, all rights in
and to the Basic Regional Services and the RSN Programming and its content are reserved to Liberty and/or the respective Licensors and may be exercised and exploited by Liberty and/or such Licensors in all respects concurrently herewith and during the Term hereof and all License Terms freely and without limitation or restriction, both within and without the Territory. ACTV acknowledges that ACTV's use of the Licensors' RSN Programming and trademarks will reflect on the Licensors and Liberty and that therefore Liberty and the Licensors retain the right to approve and control the manner in which their respective RSN Programming and trademarks are used in the processes of Enhancement and Distribution. Without in any way limiting the foregoing, ACTV acknowledges that the names, trade names and trademarks "Fox", "Fox Sports" and any other names, trade names and/or trademarks used by Liberty and/or any Licensor from time to time in connection therewith, are, as between ACTV on the one hand and Liberty and the Licensors on the other, the exclusive property of Liberty and/or the Licensors and that ACTV has not and will not acquire any proprietary rights therein by reason of this Master Agreement, any Enhancement License

Agreement or otherwise. ACTV will not use "Fox", "Fox Sports" or any other name, trade name or trademark used by Liberty or any Licensor from time to time in any corporate name or trade name of ACTV, or otherwise use or assert a claim for any interest therein, except that ACTV may utilize or refer to the aforementioned names and marks of Liberty and the Licensors in accordance with Section 24 of this Master Agreement and such additional instructions as may be issued by Liberty or the appropriate Licensor to ACTV from time to time. Similarly, Liberty acknowledges and each Licensor shall be deemed to have acknowledged that the name, trade name and trademark "ACTV" and any other names, trade names and/or trademarks used by ACTV from time to time in connection therewith, are the exclusive property of ACTV and that Liberty and the Licensors have not and will not acquire any proprietary rights therein by reason of this Master Agreement, any Enhancement License Agreement or otherwise. Neither Liberty nor any of the Licensors will use "ACTV" or any other name, trade name or trademark used by ACTV from time to time in any corporate name or trade name of Liberty or any Licensor, or otherwise use or assert a claim for any interest therein, except that Liberty and the Licensors may utilize or refer to the aforementioned names and marks of ACTV in accordance with such instructions as may be issued by ACTV to Liberty and the Licensors from time to time.

                  21.      Taxes.

                           ACTV shall save and hold Liberty and each Licensor
forever harmless from all taxes, franchise fees and any other charges now or hereafter imposed upon ACTV or based upon the Enhancement, rental, license, Distribution, exhibition, possession or use by ACTV of the RSN Programming, any Basic Regional Service, any Enhanced Programming or any Enhanced Regional Package or any part thereof.

                  22.      Assignment.

                           All of the terms and provisions of this Master
Agreement, the Enhancement Licenses and the Enhancement License Agreements shall be binding upon and inure to the benefit of the parties thereto and, subject to the following sentence, their respective transferees, successors and assigns. This Master Agreement, the Enhancement Licenses and the Enhancement License Agreements may not be assigned by ACTV to any party other than a majority-owned subsidiary of ACTV without the written consent of Liberty and any affected Licensors.

                  23.      Amendments and Waivers.

                           Neither this Master Agreement nor any Enhancement
License Agreement may be amended or modified in any respect except by a written instrument executed by the parties hereto or thereto. No officer, employee or representative of Liberty, any Licensor or ACTV has any authority to make any representation or promise not contained in this Master Agreement, and neither Liberty nor ACTV has executed this Master Agreement, and neither ACTV nor any Licensor shall be deemed to waive entered into any Enhancement License Agreement in reliance upon any such representation or promise. No failure on the part of Liberty, any Licensor or ACTV to exercise, no delay in exercising, and no course of dealing with respect to any right or remedy hereunder or under any Enhancement License Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any such right or remedy (including, without limitation, any termination of this Master Agreement or any Enhancement License) preclude any other or further exercise thereof or the exercise of any other right or remedy (the remedies provided herein being cumulative and not exclusive of any remedies provided by law).

                  24.      Logos.

                           Subject to Liberty's and the Licensors' rights to
control the manner in which their logos and trademarks are used and the quality of the reproductions thereof used by ACTV, ACTV shall publicize, promote, prominently display and exhibit the logos and trademarks of each Licensor's Basic Regional Service in ACTV's promotional materials and advertising where appropriate, as determined by ACTV.

                  25.      Force Majuere.

                           Neither Liberty, any Licensor nor ACTV shall have any
claims against any of the others for failure to provide the Licensor's Basic Regional Service or any RSN Programming or to Distribute the Enhanced Regional Package or any Enhanced Programming, as the case may be, if such failure is due to any act of God, accident, fire, lock-out, strike or other labor dispute, riot or civil commotion, failure of technical facilities, act of public enemy, enactment, rule, order or act of governmental authority, failure of electrical power or other cause beyond ACTV's or the relevant Licensor's control. The obligation of ACTV to make payment under any Enhancement License Agreement or any section of this Master Agreement shall not be reduced except as otherwise provided in the Enhancement License Agreement. In the event of any such failure of a Licensor to furnish the Basic Regional Service signal or in the event of any technical failure beyond ACTV's control, neither Liberty, such Licensor nor ACTV shall incur any obligation or liability under this Master Agreement or any Enhancement License Agreement by reason of such event. The affected party shall notify the other party, within two weeks of said suspension, of its intentions with respect to resuming performance, and the other party may tern-terminate this Master Agreement if performance is not resumed within 90 days following said failure by notice within 15 days following such 90- day period.

                  26.      No Personal Liability.

                           Notwithstanding anything contained in this Master
Agreement or any Enhancement License Agreement to the contrary, it is expressly understood and agreed by the parties to this Master Agreement and shall be deemed to have been agreed by each Licensor that each and every representation, undertaking and agreement made in this Master Agreement or any Enhancement License Agreement on the part of any party to any of such agreements was not made nor intended to be made as a personal representation, undertaking or agreement on the part of any incorporator, stockholder, member, director, officer, employee and/or partner, past, present or future, of any of such parties, and no personal liability is assumed by, nor shall any recourse at any time be asserted or enforced against, any such incorporator, stockholder, member, director, officer, employee and/or partner, past, present or future, of any of such parties, all of which recourse, whether in common law, in equity, by statute or otherwise, is hereby forever waived and released.

                  27.      Governing Law and Interpretation.

                           THIS MASTER AGREEMENT AND EACH ENHANCEMENT LICENSE
AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISIONS THEREOF. Unless otherwise specified, all references in this Master Agreement to an "Exhibit" shall be interpreted as a reference to the specified Exhibit attached to this Master Agreement, all of which are hereby incorporated herein by reference. All capitalized terms used in this Master Agreement which are not otherwise defined in this Master Agreement shall have the meanings assigned to them in Exhibit B attached to this Master Agreement unless another meaning is clearly indicated by the context. The section headings used herein and in any Enhancement License Agreement have been inserted for convenience of reference only and shall not be considered in interpreting either of such agreements. Whenever required by the context hereof, the singular shall include the plural and vice versa, and any reference to any particular gender shall include such others as may be appropriate. Any provision of this Master Agreement or any Enhancement License Agreement which shall be invalid or unenforceable in any jurisdiction shall be severable herefrom or therefrom as to such jurisdiction and shall not affect the validity or enforceability of any other provision hereof or thereof in such jurisdiction or the validity and enforceability of such provision in any other jurisdiction.

                  28.      Confidentially.

                           ACTV agrees not to disclose to any third party (other
than its employees and professional advisors in their capacities as such), any information with respect to the terms and provisions of this Master Agreement or any Enhancement License Agreement, except: (a) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event ACTV shall so notify Liberty and the appropriate Licensor as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information; (b) as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys provided, however, that such parent company, auditors and attorneys agree to be bound by the provisions of this Section 28; (c) in order to perform its obligations or enforce its rights under this Master Agreement or such Enhancement License Agreement; and (d) with the prior written consent of Liberty and any affected Licensor, which consent will not be unreasonably withheld.

                  29.      League Mandated Provisions.

                           The following provision shall be deemed incorporated
in each of the Enhancement License Agreements:

                  The copyright in and to any National Basketball Association ("NBA") game telecast authorized by this contract belongs exclusively to the NBA and no use of any portion of any game telecast may be made without the express authorization of the NBA. This contract is subject to (i) the Constitution, By-Laws and all other rules and regulations of the NBA as they presently exist and as they may from time to time be amended, and (ii) the terms of any existing or future contracts entered into by the NBA, the NBA Market Extension Partnership, or NBA Properties, Inc. for the telecast (by any mode) of basketball games.

                  30.      Entire Agreement.

                           This Master Agreement sets forth the entire agreement
and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof

                  IN WITNESS WHEREOF, Licensor and ACTV have caused this Master Agreement to be duly executed as of the date first above written.


ACTV, INC.                                   LIBERTY/FOX U.S. SPORTS, L.L.C.

By: _________________________                By: __________________________
    David Reese                              Executive Vice President
    President

Date:                                        Date: